EXHIBIT 10.1
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                                                               EXECUTION COPY
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                          EMPLOYMENT AGREEMENT
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	AGREEMENT dated the 28th day of February, 2005 by and
between TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation with its principal place of business at 4
Hardscrabble Heights, Brewster, New York 10509 ("TASA" or the
"Corporation") and ANNE H. CHEEVERS, an individual with an address at P.O. Box 343, Wilton, CT 06897 ("Employee").


                          W I T N E S S E T H:
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        WHEREAS, the Corporation recognizes that the current business environment makes it difficult to attract and retain highly qualified employees unless a certain degree of security can be offered; and

        WHEREAS, the Corporation desires to employ Employee and Employee desires to accept such employment; and

        WHEREAS, the Corporation believes it is essential to provide Employee with such degree of security and secure the services of Employee for the Corporation, and, in order to accomplish these objectives, has authorized the President on behalf of the Corporation to enter into this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

        1.  EMPLOYMENT AND TERM.  Subject to the terms and conditions
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of this Agreement, the Corporation agrees to employ Employee, and
Employee hereby accepts employment by the Corporation, for a term beginning February 28, 2005 (the "Effective Date") and, except as set forth in the next sentence, ending on the first anniversary of the Effective Date ("Initial Term"). Commencing on the expiration date of the Initial Term, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereafter referred to as the "Renewal Date"), the term of this Agreement shall be automatically extended so as to terminate one year from such Renewal Date, unless at least sixty (60) days prior to the Renewal Date either the Corporation or Employee shall give written notice to the other that the term of the Agreement shall not be so extended.

        2.  CERTAIN DEFINITIONS.
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            (a)	A reference herein to a section of the Internal
Revenue Code of 1986, as amended (the "Code") or a subdivision thereof shall be construed to incorporate reference to any section or subdivision of the Code enacted as a successor thereto, any applicable proposed, temporary or final regulations promulgated pursuant to such sections and any applicable interpretation thereof by the Internal Revenue Service.

            (b)	A reference herein to a section of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated thereunder shall be construed to incorporate reference to any section of the Exchange Act or any rule or regulation enacted or promulgated as a successor thereto.

            (c)	"Subsidiary(ies)" means a company 50% or more of the
voting securities of which are owned by the Corporation or a subsidiary of the Corporation.

            (d)	"Employee Benefit Plan" means any written plan
providing benefits for employees of the Corporation.

        3.  DUTIES.  During the Term of this Agreement, Employee
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shall serve in a capacity as Senior Vice President and Chief
Operating Officer - TASA Proprietary Unit, or in such other related capacity or capacities as may be determined by the Board. Employee shall perform such services as are customary for the chief operating officer of a corporation the principal business of which is test assessment and development, including, but not limited to analysis, presentation, reporting, management and leadership of the operational functions of the company, i.e., sales, marketing, product development, human resources and purchasing (with the notable exclusions of TASA Corporate inclusive of its corporate services and Information Technology), and such other services as may be required or requested by the Board or the President in connection with the operation of the Corporation. Employee shall report directly to the President of the Corporation and shall be headquartered at Brewster, New York, or any office or location of the Corporation as the Board or the President shall request.
During the Term of this Agreement, and excluding any periods of vacation and sick leave, Employee agrees to devote full time, best efforts to the business and affairs of the Corporation to discharge the responsibilities assigned to Employee hereunder, and to perform
faithfully and efficiently such responsibilities.   During the Term
of this Agreement it shall not be a violation of this Agreement for Employee to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (C) manage personal investments, so long as Employee's duties in connection therewith do not unreasonably interfere with Employee's duties under this Agreement. Activities of Employee consistent with this Section 3 shall not permit the Corporation to terminate Employee's employment for "Cause", as defined below.

        4.  COMPENSATION.
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            (a) BASE SALARY.  During the Term of this Agreement, the
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Corporation shall pay to Employee, in equal installments no less frequently than semi-monthly (or at such other intervals as are in effect from time to time for other officers of the Corporation), an annual base salary (the "Base Salary") of One Hundred Seventy Thousand ($170,000.00) Dollars.

            (b) BONUS.  In addition to Base Salary, Executive shall
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be eligible for a guaranteed bonus of Thirty-Five Thousand Dollars
($35,000) during the Initial Term payable at the time and not later than bonuses are paid to other executive level employees of the Corporation under the Senior Level Bonus Program for 2005. In connection with each Renewal Term, if any, Employee shall be eligible to participate in such Senior Level Bonus Program as is established for executive level employees of the Corporation and approved by the Compensation Committee of the Corporation.

            (c) INCENTIVE, SAVINGS, WELFARE BENEFIT PLANS AND
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RETIREMENT PLANS.  In addition to Base Salary, Employee shall be
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eligible to participate in or benefit from, such medical insurance, life insurance, disability insurance, pension, bonus, profit-sharing, stock option, stock purchase and any other fringe benefit plans, practices, programs or policies provided by the Corporation in accordance with the terms of such plans, practices, programs and policies, as amended from time to time.

            (d) KEY MAN INSURANCE.  Employee agrees that the
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Corporation may obtain key man life insurance with respect to
Employee, and in connection therewith, agrees to submit to all reasonable and customary examinations requested by the provider of such life insurance.

            (e) EXPENSES.  Employee shall be entitled to
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reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by her in the performance of her duties hereunder in accordance with the policies, practices and procedures of the Corporation as amended from time to time.

            (e) DISABILITY.  Except as hereinafter provided, the
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Corporation shall pay Employee for any period, up to a maximum of three months in each sixty month period during the Term of this Agreement in which, pursuant to written certification of her physician, she is unable substantially to perform her duties because of physical or mental disability or incapacity, an amount equal to the Base Salary due her for such period pursuant to
Section 4(a), less the aggregate amount of all income disability benefits which for such period she may receive by reason of (i) any group health insurance plan, or disability insurance plan paid for by the Corporation, in each case which is intended to function as a salary replacement plan, (ii) any applicable compulsory state disability law, (iii) the Federal Social Security Act, (iv) any applicable workmen's compensation law or similar law and (v) any plan towards which the Corporation or any subsidiary or affiliate of the Corporation (including any predecessor of any thereof) has contributed or for which it has made payroll deductions, such as group accident or health policies, other than those which reimburse for actual medical expenses.

            (f) VACATION.  During the Term of this Agreement,
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Employee shall be entitled to paid vacation in accordance with the plans, practices, policies and programs of the Corporation as amended from time to time.

        5.  STOCK OPTIONS.
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            (a)	As part of the consideration to be paid to Employee
for her services hereunder, Employee shall be eligible to participate in any stock incentive plan adopted by the Corporation
(the "Plan") for which an executive level employee may participate.

            (b)	The Corporation hereby agrees that it shall cause to
be filed with the Securities and Exchange Commission a registration statement on Form S-8 (or equivalent form as may be in effect at such time) with respect to all options heretofore granted to Employee under the Plan. The Corporation covenants that it will keep such registration statement current until Employee is no longer employed by the Corporation. The Corporation hereby agrees that, for so long as either the Corporation does not have an effective registration statement on Form S-8 or the Corporation has an effective registration statement on Form S-8 but Employee is restricted in her ability to resell shares acquired pursuant to the exercise of options because of the provisions of General
Instruction C.2(b) to Form S-8, Employee shall have "piggyback" registration rights with respect to the options granted to Employee under the Plan and the shares underlying such options.

            (c)	As an incentive to enter into this Agreement, the
Corporation, immediately upon the Effective Date of this Agreement, shall deliver to Employee a Stock Option Agreement pursuant to its 2000 Stock Option Incentive Plan, granting to Employee ten (10) year options for 40,000 shares of the common stock of the Corporation at fair market value as of the Effective Date, exercisable one year after the anniversary of the date of the grant.

        6.  RIGHTS OF TERMINATION.
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            (a) CAUSE.  During the Term of this Agreement, the
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Corporation shall have the right, at any time effective upon notice to Employee, to terminate Employee's employment for "Cause" (as hereinafter defined). For purposes of this Agreement, "Cause" shall mean (i) an act or acts of personal dishonesty engaged in by Employee, (ii) failure by Employee to perform Employee's obligations under Section 3 of this Agreement which are not remedied within thirty (30) days after receipt of written notice from the Corporation; (iii) commission by Employee of a felony or any act of embezzlement or misappropriation of funds, (iv) material breach of any representation or warranty hereunder or fraud or negligence in the performance of her duties hereunder, or (v) material breach of the provisions of Section 8 or 9 hereof.

            (b) DISABILITY; DEATH.  In the event that Employee, due
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to physical or mental disability or incapacity, is unable for a period of three or more months in any twelve month period of the Term of this Agreement to substantially perform her duties hereunder in the reasonable opinion of the President, the Corporation shall have the right to terminate this Agreement and Employee's employment hereunder upon 30 days' prior written notice and termination shall be effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"). In the event that Employee is able to and recommences rendering services and substantially performing her duties hereunder within such 30-day notice period, Employee shall be reinstated and such notice shall be without further force or effect. If Employee dies during the Term, this Agreement shall terminate immediately upon her death.

            (c) EXPIRATION OF THIS AGREEMENT WITHOUT RENEWAL.  If
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not previously terminated pursuant to the provisions of Sections
6(a) and (b), this Agreement shall terminate on the last day of the Initial Term, or if extended as provided in Section 1, on the last day of the Renewal Term in which notice of termination has been given.

            (d) NOTICE OF TERMINATION.  Any termination of
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Employee's employment by the Corporation or by Employee shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 16 of this Agreement.

            (e) DATE OF TERMINATION.  "Date of Termination" means
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the date of receipt of a Notice of Termination or any later date specified therein, as the case may be; provided, however, that if
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Employee's employment is terminated by reason of (i) death or
Disability, the Date of Termination shall be the date of death of Employee or the Disability Effective Date, as the case may be, or
(ii) expiration of term of this Agreement without renewal, the Date of Termination shall be the last day of the Initial Term, or if extended as provided in Section 1, the last day of the Renewal Term in which notice of termination has been given.

            7.  EFFECTS OF TERMINATION.  In the event that
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Employee's employment is terminated pursuant to Section 6 hereof,
Employee's employment hereunder shall terminate without further obligations to Employee, other than those obligations accrued or earned and vested (if applicable) by Employee through the Date of Termination, including for this purpose all "Accrued Obligations", defined as those obligations accrued or earned and vested (if applicable) by Employee as of the Date of Termination, including, for this purpose (i) Employee's pro rata Base Salary accrued but unpaid as of the Date of Termination, (ii) any compensation previously deferred by Employee (together with any accrued earning thereon) and not yet paid by the Corporation, (iii) any accrued vacation pay not yet paid by the Company (iv) if applicable, all amounts payable to the estate or designated beneficiaries of Employee under any pension, savings, life insurance or other plans, practices, policies and programs of the Corporation and (v) if termination is a result of the death or Disability of Employee, such Bonus, if any, pursuant to Section 4(b) hereof calculated pro rata, based upon the actual number of complete months that Employee is employed in the applicable fiscal year of the Corporation.

                (i)   All Accrued Obligations specified in:

                      (x) Sections 7(i), (ii) and (iii) shall be paid to Employee in a lump sum in cash within 30 days of the Date of Termination

                      (y) Section 7(iv) shall be paid in accordance with Employee's specific elections pursuant to, and otherwise in accordance with the terms of, any plan, practice, policy or program providing benefits forming a part of such Accrued Obligations; and

                      (z) Section 7(v), if any, shall be paid not later than the date bonuses are paid to executive level employees under the Senior Level Bonus Program in effect for the applicable fiscal year of termination.

                (ii)  all then non-exercisable options shall
immediately and automatically terminate, and

                (iii) any registration rights theretofore granted which have not been invoked with respect to shares of Common Stock of the Corporation either acquired by Employee pursuant to the exercise of stock options or underlying vested options shall immediately and automatically terminate.

        8.  CONFIDENTIALITY.
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            (a)	Employee understands and acknowledges that as a
result of Employee's employment with the Corporation, and involvement with the business of the Corporation she is or shall necessarily become informed of, and have access to, confidential information of the Corporation including, without limitation, inventions, patents, patent applications, trade secrets, technical information, know-how, plans, specifications, financial information and business strategy, marketing plans and information, pricing information, identity of customers and prospective customers and identity of suppliers, and that such information, even though it may have been or may be developed or otherwise acquired by Employee, is the exclusive property of the Corporation to be held by Employee in trust and solely for the Corporation's benefit.
Employee shall not at any time, either during or subsequent to her employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use, any of the Corporation's confidential information, without the written consent of the Board, except for use on behalf of the Corporation in connection with the Corporation's business, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Employee.

            (b)	Upon the termination of her employment with the
Corporation for any reason, Employee shall promptly deliver to the Corporation, and keep no copies of, all drawings, manuals, letters, notes, notebooks, reports, and all other materials regardless of the media in which stored or the form thereof, and copies thereof, including, without limitation, those of a secret or confidential nature, relating to the Corporation's business which are in Employee's possession or control.

            (c)	For purposes of this Section 8 and Section 9, the
term "Corporation" includes the Corporation and any other predecessor corporation, and Subsidiaries and joint ventures.

            (d)	Employee represents and warrants to the Corporation
that the execution and delivery of this Agreement shall not conflict with, or violate the terms of, or constitute a breach of any other agreement or document to which she is a party, including, but not limited to any employment, consulting, non-competition, restrictive covenant or similar agreement or form of confidentiality agreement.

            (e) Employee represents and warrants to the Corporation that all data provided in her resume, related papers and oral interviews is true, complete and correct and acknowledges that falsification, misrepresentation or deliberate omission of data will be deemed a material breach of this Agreement and sufficient cause for immediate termination of employment. Employee shall provide such information and consents as shall be requested in connection with a background investigation to be conducted by the Corporation, including, but not limited to, criminal conduct.

        9.  NON-COMPETITION.  Employee agrees that, for a period
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commencing on the date hereof and ending one year after the termination of her employment with the Corporation for any reason, she shall not, anywhere in the United States (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Employee) directly or indirectly:

            (a)	solicit or attempt to solicit business of any
customers of the Corporation (including prospective customers solicited by the Corporation during the term of her employment) for products or services the same or in competition with those offered, sold, produced or under development by the Corporation during the term of her employment therewith or dealt in by Employee during her employment with the Corporation;

            (b)	solicit or attempt to solicit for any business
endeavor any employee of the Corporation;

            (c)	interfere with any business relationship between the
Corporation and any other person or entity;

            (d)	use the name of the Corporation or a name similar
thereto; or

            (e)	render any services as an officer, director,
employee, partner, consultant or otherwise to, or have any interest as a stockholder, partner, lender or otherwise in, any entity which is engaged in activities which, if performed by Employee would violate this Section 9.

        10. REMEDIES AND SURVIVAL.  Because the Corporation does not
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have an adequate remedy at law to protect its interest in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, or its business from Employee's competition, the Corporation and each of its Subsidiaries shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Sections 8 or 9, be available to the Corporation and each of its Subsidiaries. A breach of any provision of Section 8 or 9 shall be deemed a material breach under this Agreement. The provisions of Sections 8 and 9 and this Section 10 shall survive any termination of Employee's employment with the Corporation for any reason whatsoever.

        11. SET-OFF.  The payments and performance by the Corporation
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as provided for in this Agreement shall be subject to any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against Employee.

        12. ENTIRE AGREEMENT.  This Agreement sets forth the entire
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understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous agreements or understandings with respect to its subject matter, and shall not be modified or terminated except by another agreement in writing executed by the Corporation and Employee. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

        13. SEVERABILITY.  If any provision of this Agreement is held
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to be invalid or unenforceable by any court or tribunal of
competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

        14. SUCCESSORS AND ASSIGNS.  This Agreement is personal to
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Employee and shall not be assignable by Employee.  This Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives, heirs, and successors. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. As used in the Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

        15. COMMUNICATIONS AND NOTICES.  All notices and other
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communications under this Agreement shall be in writing and shall be deemed to have been duly given three (3) business days after they are mailed in any United States post office enclosed in a registered or certified postage-paid envelope and addressed as set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other party, or delivered by overnight courier to such address with evidence of delivery; provided, however, that any notice of change of address shall be effective only upon receipt.

        16. CONSTRUCTION; COUNTERPARTS.  The headings contained in
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this Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. References in this Agreement to Sections are to the sections of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        17. VALIDITY.  The invalidity or unenforceability of any
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provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Failure by a party to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision. This Agreement contains the entire understanding of the Corporation and Employee with respect to the subject matter hereof but does not supersede or override the provisions of any stock option, employee benefit or other plan, program, policy or practice in which Employee is a participant or under which Employee is a beneficiary.

        18. GOVERNING LAW.  This Agreement shall be governed by and
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construed under the laws of the State of New York and any cause of action asserted under this Agreement shall be brought in a court of competent jurisdiction in the County of Putnam and State of New York.

        IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the date first above written.

                                  TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.


                                  By: /s/ ANDREW L. SIMON
                                     --------------------------------
                                  Name:   Andrew L. Simon
                                  Title:  President


                                  EMPLOYEE:


                                  /s/ ANNE H. CHEEVERS
                                  -----------------------------------
                                  Anne H. Cheevers